UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

41-1591444

(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota

(Address of principal executive offices)

55391-1693

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.45% Series B Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [  ]

Securities Act registration statement file number to which this form relates:               333-181741     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:                        None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the 6.45% Series B Non-Cumulative Perpetual Preferred Stock being registered hereby is set forth under (a) “Description of Preferred Stock” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-181741) of TCF Financial Corporation (“Registrant”), filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2012, and (b) the sections captioned “Description of Capital Stock” and “Description of Series B Preferred Stock” in the Registrant’s final Prospectus Supplement dated December 12, 2012 filed with the Commission on December 13, 2012 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.           Exhibits.

Exhibit
Number	Description

3.1

Certificate of Designations of TCF Financial Corporation with respect to 6.45% Series B Non-Cumulative Perpetual Preferred Stock dated December 13, 2012 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of TCF Financial Corporation filed December 18, 2012).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TCF FINANCIAL CORPORATION

By:	/s/ William A. Cooper
William A. Cooper
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Michael S. Jones
Michael S. Jones
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

By:	/s/ Susan D. Bode
Susan D. Bode
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Dated: December 19, 2012

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